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                                                                    Exhibit 10.8

                                 [VIALTA LOGO]


April 24, 2000

Charles Root
480 Coventry Place
Danville, CA 94506

Dear Mr. Root:

We are pleased to make the following offer of employment to you:

Title:                VICE PRESIDENT OF MARKETING
Department:           ViAlta Marketing
Reporting to:         Fred Chan

Compensation:

- Salary -            $5,000.00 SEMI-MONTHLY (annualized at $120,000).

- Sign-on-Bonus -     A ONE TIME HIRING BONUS OF $10,000 to be
                      paid within the first week of your start date. However, should you leave the company before completing one full year of employment of your own volition OR your termination by ViAlta is for cause, you will be required to reimburse the company.

- Stock Options -     80,000 ViAlta shares vested under the terms of the 4-year
                      Incentive Option Plan. (Subject to approval by the Board of Directors at the next meeting).

- Benefits -          Medical, Dental and Vision coverage is effective your
                      start date. HMO coverage is paid in full for the employee.
                      PPO coverage requires a deduction from your paycheck.
                      Medical and dental coverage for eligible dependents is available at 25% of cost.

- At-Will Basis -     ViAlta is an at will employer in accordance with the laws
                      of the State of California. You are free to leave at any time, and similarly, the Company can terminate your employment, with or without cause, at any time.

- Effective -         THIS OFFER WILL REMAIN EFFECTIVE UNTIL APRIL 28, 1999

- Start Date -        ON OR BEFORE MAY 8, 2000.

New hire orientation is held every Monday at 8:30 AM (please bring you employment eligibility documents).

Mr. Root, we look forward to a positive response to our offer and to a mutually beneficial, professional relationship. Please indicate your acceptance by your signature and start date below.



/s/ Gary S. Hamilton                       /s/ Charles Root
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Gary Hamilton                              Charles Root
Vice President, Human Resources
                                           May 1, 2000
                                           -------------------------------------
                                           Start Date